UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 5, 2023, Reed’s Inc., a Delaware corporation (“Reed’s”) entered into a Fifth Amendment (“Amendment Agreement”) to 10% Convertible Notes dated May 9, 2022, as amended (each, a “Note”, and collectively, the “Notes”) and a Limited Waiver and Deferral Agreement (“Waiver and Deferral Agreement”) with each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent. All Capitalized terms not defined herein have the meanings ascribed to them in the Notes.

Pursuant to the Amendment Agreement, the maturity date of the Notes was extended from September 29, 2023 to November 28, 2023. Subject to the terms and conditions of the Waiver and Deferral Agreement, holders temporarily waived, through November 28, 2023, certain specified events of default, the required payment of certain fees pursuant to 2(g) of the Notes, and any requirement that the company conduct a repurchase of the Notes in the event of Fundamental Change (as defined in the Notes). The Company remitted a cash payment of $211,793.31 to the holders in cash, representing all Interest accrued on the Purchased Third Option Notes through September 30, 2023 and certain fees.

The foregoing descriptions of the Amendment Agreement, the Waiver and Deferral Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: October 12, 2023	By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.,
Chief Executive Officer